UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________________

FORM 8-K

CURRENT REPORT
 PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 26, 2009

BIOCUREX, INC.
(Exact name of Registrant as specified in its charter)

Texas	0-26947	75-2742601
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7080 River Road, Suite 215
Richmond, British Columbia, Canada	V6X 1X5
(Address Of Principal Executive Office)	(Zip Code)

Registrant's telephone number, including area code: (866) 884-8669

WHISPERING OAKS INTERNATIONAL, INC.
(Former name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02:	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     (c) On October 26, 2009 (the “Effective Date”), BioCurex, Inc. (OTCBB: BOCX) (the “Company”) promoted Gladys Chan, its comptroller, to the position of Chief Financial Officer. As Chief Financial Officer, Ms. Chan will be serving at the pleasure of the Company’s board of directors (the “Board”).

     (d) On the Effective Date, the Board elected Antonia Bold-De-Haughton to fill a newly created Board position and appointed her Corporate Secretary. In connection with the Board position, on the Effective Date, the Board adopted resolutions to increase the size of the Board from four to five by unanimous vote.

     Neither of Ms. Chan nor Ms. Haughton had any direct or indirect interest in any transactions with the Company that requires disclosure under Item 404(a) of Regulation S-K. There is no existing family relationship between any of them and any director or executive officer of the Company.

BIOGRAPHICAL INFORMATION REGARDING THE
EXECUTIVE OFFICER AND NEW DIRECTOR

     The principal occupation and the business experience during the past five years of Gladys Chan and Antonia Bold-De-Haughton are as follows:

Gladys Chan, 36, joined the Company in July 2005 as comptroller and promoted to chief financial officer in October 2009. Prior to joining the Company, from September 2004 to June 2005, Ms. Chan served as senior accountant at DTI Dental Technologies Inc. She is a Certified General Accountant in Canada, qualified in August 2004, and holds a Bachelor degree in Art from the University of Tunghai, Taiwan.

Antonia Bold-De-Haughton, 59, joined the Company in January 2000 as corporate administrator, and, in October 2009, was elected to the Board and as corporate secretary. From March 2006 to February 2008, she was also the chief financial officer of Douglas Lake Minerals Inc. (OTCBB: DLKM). Ms. Haughton has over 20 years of experience in administration and management, is a commercial arbitrator and was educated at the University of Oxford, England the University of British Columbia.

Item 8.01: Other Events.

On October 27, 2009, at a special meeting of shareholders of the Company, for which proxies were solicited pursuant to Regulation 14 of the Securities Exchange Act of 1934, as amended, its shareholders overwhelmingly approved the proposal to (i) change the legal name of the Company to “BioCurex, Inc.” by a vote of 52,178,020 in favor, 185,724 against and 163,339 abstentions, and (ii) increase the number of authorized shares to 450,000,000 shares of common stock, par value $0.001 per share by a vote of 50,091,731 in favor, 2,330,595 against and 84,756 abstentions. The proposals were approved by more than 70% of the shares eligible to vote at the special meeting. On October 28, 2009, the Company issued a press release, attached hereto as Exhibit 99.1, announcing the special meeting voting results.

Item 9.01: Financial Statements and Exhibits.
(d) Exhibits.
Exhibit
No.	Description
3.1	Charter Amendment dated October 27, 2009.
99.1	Press release dated October 28, 2009.

* * * * * * * *

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BioCurex, Inc.

Dated: October 30, 2009	By:	/s/ Gladys Chan
Gladys Chan,
Chief Financial Officer